Exhibit 1.1

Starwood Property Trust, Inc.

$350,000,000 6.750% Convertible Senior Notes due 2027

Underwriting Agreement

New York, New York
June 22, 2023

To the Representatives named in Schedule I hereto of the several Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Starwood Property Trust, Inc., a corporation organized under the laws of Maryland (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $350,000,000 principal amount of its 6.750% Convertible Senior Notes due 2027 (the “Securities”) (said convertible senior notes to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to the principal amount of additional convertible senior notes set forth in Schedule I hereto to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).The Securities are to be issued under an indenture (the “Base Indenture”), dated as of February 15, 2013, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, to be dated July 3, 2023, between the Company and the Trustee (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be (collectively, the “Incorporated Documents”); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1.             Representations and Warranties of the Company and the Manager.

(a)           The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(a).

(i)            Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities and the shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Final Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Act have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(ii)            Accuracy of Disclosure in Registration Statement and Final Prospectus. On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(iii)          Accuracy of Disclosure in Disclosure Package. At the Applicable Time, (A) the Disclosure Package, and (B) each electronic road show when taken together as a whole with the Disclosure Package, did not, and on the Closing Date and any settlement date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(iv)          Accuracy of Disclosure in Incorporated Documents. Each of the Incorporated Documents, when they were filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the respective rules thereunder. When the Incorporated Documents are read together with the other information in (i) the Registration Statement, at each Effective Date and at the Execution Time, (ii) the Final Prospectus (together with any supplement thereto), on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, and (iii) the Disclosure Package, at the Applicable Time, such Incorporated Documents did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)           WKSI Status. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (D) at the Execution Time (with such date being used as the determination date for purposes of this clause (D)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

(vi)          Not Ineligible Issuer. (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (B) as of the Execution Time (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(vii)         Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(viii)        Company Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any selected financial data of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly present, on the basis stated therein, the information included therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ix)           Independence. Deloitte & Touche LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (United States).

(x)            No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Final Prospectus, except as otherwise stated in the Registration Statement, the Disclosure Package and the Final Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company and its Subsidiaries (defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, (C) there has been no obligation, direct or contingent (including off-balance sheet obligations), which is material to the Company or any of its Subsidiaries, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business, and (D) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xi)           Good Standing of the Company. The Company has been duly organized and is validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xii)          Good Standing of Subsidiaries. Each of the Company’s “subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has such entity power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, all of the issued and outstanding capital stock or other equity interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interest of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Except for the equity interests in the Subsidiaries and except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

(xiii)         Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus in the column entitled “Historical” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to separate offerings, reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Final Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Common Stock is registered pursuant to Section 12 of the Exchange Act. The shares of Common Stock issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Disclosure Package and the Final Prospectus under the caption “Description of Capital Stock.”

(xiv)        Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv)         Authorization and Description of Indenture and Securities. The Securities have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture; the Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions; the Indenture has been qualified under the Trust Indenture Act; the Indenture and the Securities conform to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Final Prospectus and the description of the Securities conforms to the rights set forth in the instruments defining the same; the certificates for the Securities, if any, are in due and proper form; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.

(xvi)        Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter, partnership agreement, limited liability company agreement, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus; and the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the Disclosure Package and the Final Prospectus (including the issuance and sale of the Securities, the issuance of shares of Common Stock issuable upon conversion of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and (a) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the Final Prospectus and the Disclosure Package); (b) do not and will not result in any violation of the provisions of the charter, partnership agreement, limited liability company agreement, by-laws or other organizational documents of the Company or any Subsidiary; and (c) do not and will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except in the case of this clause (c) for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xvii)       Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Indenture or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Disclosure Package and the Final Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xviii)      Accuracy of Descriptions. The descriptions in the Registration Statement, the Disclosure Package and the Final Prospectus, if any, of affiliate transactions, contracts required to be described therein and other legal documents are true and correct in all material respects, and there are no affiliate transactions, contracts or other documents of a character required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus, if any, or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and any other party expressly referenced in the Registration Statement, the Disclosure Package and the Final Prospectus are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the Enforceability Exceptions.

(xix)         Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement or the Indenture, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or the Indenture except such as have been already obtained or as may be required under the Act or state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”).

(xx)          Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxi)         Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business now operated by them, except (i) where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect or (ii) as otherwise specifically disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii)        Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the Disclosure Package and the Final Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases to which the Company or any of the Subsidiaries is a party and are material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Disclosure Package and the Final Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii)       Investment Company Act. The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Final Prospectus, will not be subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxiv)       Environmental Laws. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxv)        Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act other than as described in, or filed as exhibits to, the Registration Statement, the Disclosure Package and the Final Prospectus.

(xxvi)       Accounting Controls and Disclosure Controls. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, since the filing of the Company’s most recent Annual Report on Form 10-K, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxvii)      Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder and the implementing provisions thereof (the “Sarbanes-Oxley Act”).

(xxviii)     Payment of Taxes. All United States federal income tax returns of the Company required by law to be filed have been timely filed, if any such returns were required to be filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect. The Company has timely filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, federal, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the consolidated books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxix)        Insurance. The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering the Company and its Subsidiaries against such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxx)        Statistical and Market-Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxxi)       Cyber Security; Data Protection. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of errors, defects, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the Company’s knowledge, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xxxii)      Sanctions. None of the Company, any subsidiary of the Company and, to the knowledge of the Company, none of its controlled affiliates and none of the respective officers, directors or agents of the Company acting on behalf of the Company or any of its Subsidiaries, (i) is currently the subject or target of any Sanctions (as defined below), (ii) is located, organized or residing in any country or territory to the extent that such country or territory itself is the subject of any Sanction (a “Designated Jurisdiction”), or (iii) is knowingly engaged in any transaction with any person who is the subject or target of Sanctions or who is located, organized or residing in any Designated Jurisdiction. The Company will not knowingly directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute, provide or otherwise make available such proceeds, for the purpose of funding any activity or business in any Designated Jurisdiction or funding any activity or business of any person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any person (including any Underwriter) of Sanctions. As used herein, “Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

(xxxiii)     Anti-Money Laundering; Anti-Corruption Laws.

(A)          None of the Company, any subsidiary of the Company and, to the knowledge of the Company, none of its controlled affiliates and none of the respective officers, directors or agents of the Company acting on behalf of the Company or any of its Subsidiaries (i) has violated or is in violation of any applicable anti-money laundering law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency is pending or, to the knowledge of the Company, threatened.

(B)           The Company and its subsidiaries have conducted their businesses in compliance and will continue to conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977 and, to the extent applicable to the Company and its subsidiaries, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance therewith.

(xxxiv)     Real Estate Investment Trust Status. The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year ended December 31, 2009. Commencing with its taxable year ended December 31, 2009, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current organization and proposed method of operation as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(b)          SPT Management, LLC, a Delaware limited liability company (the “Manager”) represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(b).

(i)            Certain Information. The information specifically relating to the Manager included in the Registration Statement, the Disclosure Package and the Final Prospectus is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its capital investment policy or investment allocation policy with respect to the Company as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(ii)           Good Standing of the Manager. The Manager is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement and the Manager’s Agreements and Instruments; and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The “Manager’s Agreements and Instruments” refers to any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or by which it may be bound, or to which any of the property or assets of the Manager is subject.

(iii)          Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(iv)         Absence of Defaults and Conflicts. The Manager is not in violation of its limited liability company agreement or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in the Agreements or Instruments to which it is bound or by which it may be bound, or which any of its property or assets is subject, except for such defaults that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus; and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein and in the Registration Statement, the Disclosure Package and the Final Prospectus and compliance by the Manager with its obligations hereunder have been duly authorized by all necessary limited liability company action and (a) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to the Manager’s Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the Final Prospectus and the Disclosure Package), (b) do not and will not result in any violation of the provisions of the limited liability company agreement or other organizational documents of the Manager, and (c) do not or will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations (except in the case of this clause (c) for such violations that would not result in a Material Adverse Effect).

(v)          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act or state securities laws or the rules of FINRA or as are described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(vi)         Possession of Licenses and Permits. Except as specifically disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the Manager to perform its duties set forth in the Management Agreement, dated as of August 17, 2009, between the Company and the Manager, as amended (the “Management Agreement”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Manager is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(vii)        Absence of Proceedings. Except as specifically disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Manager of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Manager is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(viii)        Employment; Noncompetition; Nondisclosure. The Manager has not been notified that any of its current executive officers plans to terminate his or her employment with the Manager. None of the Manager, Starwood Capital Group Global, L.P. or one of its subsidiaries (including, without limitation, the Manager) (collectively, “Starwood Capital”) or any executive officer of the Manager or Starwood Capital’s mortgage origination or investment team is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Management Agreement, the Registration Statement, the Disclosure Package and the Final Prospectus.

(ix)          Internal Controls. The Manager operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(x)           Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing the duties set forth in the Management Agreement and disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

Any certificate signed by any officer of the Manager and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Manager, as to matters covered thereby, to each Underwriter.

2.            Purchase and Sale.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the principal amount of Option Securities set forth in Schedule I hereto at the same purchase price as the Underwriters shall pay for the Underwritten Securities plus accrued interest, if any, from the Closing Date to the settlement date for such Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the aggregate principal amount of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities (subject to adjustment by Goldman, Sachs & Co. LLC to eliminate fractions).

3.             Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, through the facilities of The Depository Trust Company, unless the Representatives shall otherwise instruct, on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.             Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.             Agreements. The Company agrees with the several Underwriters that:

(a)            Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities or the shares of Common Stock issuable upon conversion of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, if not an automatic shelf registration statement, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), (i) any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will (a) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (b) amend or supplement, subject to the first two sentences of paragraph (a) of this Section 5, the Disclosure Package to correct such statement or omission; and (c) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the first two sentences of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement, if not an automatic shelf registration statement, declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)           The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will arrange, if necessary, for the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities for offer and sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities and the shares of Common Stock issuable upon conversion of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or the sale of the Securities and the shares of Common Stock issuable upon conversion of the Securities, in any jurisdiction where it is not now so subject.

(g)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or the offering, (2) information that describes the final terms of the Securities or the offering and that is included in the Pricing Term Sheet of the Company contemplated in Schedule III hereof or (3) information permitted under Rule 134 under the Act; provided that each Underwriter, severally and not jointly, agrees with the Company not to take any action without the prior written consent of the Company that would result in the Company being required to file with the Commission under Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

(h)           The Company will not, without the prior written consent of Goldman, Sachs & Co. LLC, offer, sell, contract to sell, pledge, or otherwise dispose of or hedge (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock; or publicly announce an intention to effect any such transaction, until 45 days after the date of the Final Prospectus, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, equity incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, the Company may issue Common Stock in connection with acquisition transactions, including the acquisition of real property or interests therein, including mortgage or leasehold interests, in an aggregate amount not to exceed 5% of the outstanding shares of Common Stock as of the date of such issuance, and the Company may file a registration statement with regard to securities issued or to be issued under any equity incentive plan.

(i)            The Company agrees to pay or cause to be paid the costs and expenses relating to the following matters: (i) the preparation, printing, reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities and the issuance of the shares of Common Stock issuable upon conversion of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act (if applicable) and the listing of the shares of Common Stock issuable upon conversion of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (xi) the fees of any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) under the Exchange Act); and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j)            The Company intends to operate in conformity with the requirements for qualification and taxation of the Company as a REIT under the Code until such time as the Company’s board of directors determines that operating in such manner is not in the best interests of the Company and its stockholders.

(k)           The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(l)            The Company agrees to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of Common Stock upon conversion of the Securities (assuming the maximum increase to the “Conversion Rate” in connection with any “Make-Whole Fundamental Change” (as each such term is defined in the Indenture).

(m)          The Company agrees to use its best efforts to list, subject to notice of issuance, the shares of Common Stock issuable upon conversion of the Securities on the New York Stock Exchange.

6.             Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and any Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Manager contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Manager made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b)           At the Closing Date and any settlement date pursuant to Section 3 hereof, the Representatives shall have received the favorable opinions, dated as of the Closing Date, of each of Sidley Austin LLP and Womble Bond Dickinson (US) LLP, counsel for the Company and the Manager, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters substantially in the forms set forth in Exhibits A-1 and A-2 and Exhibit B hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

In rendering each such opinion, as applicable, (i) Sidley Austin LLP may rely as to matters involving the application of laws of any jurisdiction other than the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (ii) Sidley Austin LLP and Womble Bond Dickinson (US) LLP may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date and any settlement date pursuant to Section 3 hereof.

(c)           The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion and 10b-5 statement, dated the Closing Date and any settlement date pursuant to Section 3 hereof and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)           The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that, to the best knowledge of such officers:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 3 hereof, as applicable, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 3 hereof, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and any settlement date pursuant to Section 3 hereof, as applicable;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(e)           The Manager shall have furnished to the Representatives a certificate of the Manager, signed by the President of the Manager, dated the Closing Date and any settlement date pursuant to Section 3 hereof, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that, to the best knowledge of such officer, the representations and warranties of the Manager in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 3 hereof, as applicable, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 3 hereof, as applicable.

(f)            The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time, at the Closing Date and any settlement date pursuant to Section 3 hereof, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time, as of the Closing Date and any settlement date pursuant to Section 3 hereof, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus.

(g)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h)           Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i)            Prior to the Closing Date, the shares of Common Stock issuable upon conversion of the Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, subject only to notice of issuance.

(j)            At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit C hereto from (i) each officer and director of the Company (other than Barry Sternlicht) and (ii) SPT Investment, LLC, in each case addressed to the Representatives.

(k)           At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit D hereto from (i) the Manager and (ii) Barry Sternlicht, in each case addressed to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, at One Manhattan West, New York, New York, 10001-8602, on the Closing Date and any settlement date pursuant to Section 3 hereof.

7.             Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any termination pursuant to clause (i) of Section 10 hereof (as to the Common Stock only), the Company will reimburse the Underwriters severally through Goldman, Sachs & Co. LLC on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution. (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, any broker-dealer affiliate of an Underwriter involved in the distribution of the Securities, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, in the light of the circumstances under which they are made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the following statements set forth under the heading “Underwriting” in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus: the fourth paragraph (other than the fifth sentence), the second sentence of the seventh paragraph, the first and second sentences of the eighth paragraph, the first sentence of the ninth paragraph and the third sentence of the tenth paragraph.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above to the extent it is not materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount and commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the first sentence of this Section 8(d) is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective purchase obligations and not joint. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent of an Underwriter and each broker-dealer affiliate of an Underwriter involved in the distribution of the Securities shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.             Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.           Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto), (iv) a downgrading in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” shall have occurred, or (v) any “nationally recognized statistical rating organization” shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Manager or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, broker-dealer affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Section 5(i) (with respect to subclauses (vi) and (vii) only, except as otherwise provided in this Agreement), Sections 7 and 8 hereof and this Section 11 shall survive the termination or cancellation of this Agreement.

12.           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Goldman, Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; or, if sent to the Company, will be mailed, delivered or telefaxed to Heather Bennett, the Company’s General Counsel and Chief Compliance Officer at (305) 695-5121 and confirmed to her at Starwood Property Trust, Inc. at 2340 Collins Avenue, Miami Beach, Florida 33139, Attention: Heather Bennett.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, broker-dealer affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.           No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which any Underwriter may be acting, on the other, (b) each Underwriter is acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering of the Securities is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.           Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Manager and the Underwriters, or any of them, with respect to the subject matter hereof.

16.           Applicable Law. This Agreement and any claim, controversy or dispute related to or arising under this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.           Submission to Jurisdiction. The parties hereto hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.

18.           Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.           Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

20.           Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21.           Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.           Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 8:45 p.m. (New York City time) on the date hereof.

“Base Prospectus” shall mean the base prospectus, dated May 13, 2022, contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) any Issuer Free Writing Prospectus and (iv) the other information identified in Schedule III hereto, when taken together as a whole.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement on Form S-3 (File No. 333-264946) filed by the Company with the Commission on May 13, 2022, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Manager and the several Underwriters.

Very truly yours,

Starwood Property Trust, Inc.

By:	/s/ Jeffrey DiModica
Name: Jeffrey DiModica
Title: President

SPT Management, LLC

By:	/s/ Jeffrey DiModica
Name: Jeffrey DiModica
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Goldman, Sachs & Co. LLC

By:	/s/ Mike Voris
	Name:	Mike Voris
	Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Gaurav Maria
	Name:	Gaurav Maria
	Title:	Managing Director

Wells Fargo Securities, LLC

By:	/s/ Kevin Brillhart
	Name:	Kevin Brillhart
	Title:	Managing Director

For themselves and the several Underwriters named in Schedule II to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement, dated June 22, 2023

Registration Statement File No. 333-264946

Representatives: Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC

Title, Purchase Price and Description of Securities:

Title: 6.750% Convertible Senior Notes due 2027

Principal Amount of Underwritten Securities to be sold by the Company: $350,000,000

Principal Amount of Option Securities to be sold by the Company: $52,500,000

Price to the Public: 100% of the principal amount of the Securities

Price to the Underwriters: 97.47% of the principal amount of the Securities

Closing Date, Time and Location: July 3, 2023 at 10:00 a.m. at Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001

SCHEDULE II

Underwriters	Principal Amount of Securities to be Purchased
Goldman, Sachs & Co. LLC	$84,000,000
J.P. Morgan Securities LLC	$56,000,000
Wells Fargo Securities, LLC	$42,000,000
Barclays Capital Inc.	$42,000,000
BofA Securities, Inc.	$42,000,000
Citigroup Global Markets Inc.	$42,000,000
Morgan Stanley & Co. LLC	$42,000,000
Total	$350,000,000

SCHEDULE III

Issuer Free Writing Prospectuses and Other Information included in the Disclosure Package

Issuer Free Writing Prospectuses:

Pricing Term Sheet attached hereto as Exhibit E.

Other Information included in Disclosure Package:

None.

Exhibit A-1

Form of Corporate Opinion of Sidley Austin LLP

Exhibit A-2

Form of Tax Opinion of Sidley Austin LLP

1.

Exhibit B

Form of Maryland Law Opinion of Womble Bond Dickinson (US) LLP

1.

Exhibit C

Form of Lock-Up Agreement

Starwood Property Trust, Inc.

Public Offering of Convertible Senior Notes

June [•], 2023

Goldman, Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

As representative of the several underwriters

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among Starwood Property Trust, Inc., a Maryland corporation (the “Company”), SPT Management, LLC, a Delaware limited liability company (the “Manager”), and you, as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Public Offering”) of Convertible Senior Notes of the Company.

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Goldman, Sachs & Co. LLC, offer, sell, contract to sell, pledge or otherwise dispose of or hedge (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than the following dispositions of shares of Common Stock:

(i) transfers of Common Stock that qualify as bona fide gifts or that are made to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); provided, that (a) the representative receives a signed lock-up agreement for the balance of the Lock-Up Period (as it may be extended pursuant to the following paragraph) from the donee or trustee, as the case may be, and (b) such transfers are not required to be reported in any public report or filing with the SEC or otherwise during the Lock-Up Period and are not voluntarily so reported; or

(ii) sales of Common Stock to satisfy tax obligations (withholding or otherwise) of the undersigned in connection with the grant by the Company to the undersigned of equity awards, or the vesting of equity awards granted to, or acquired by the undersigned, in either case pursuant to equity incentive plans existing and as in effect on the date of this lock-up agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Convertible Senior Notes or this lock-up agreement and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Convertible Senior Notes at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

This lock-up agreement and any claim, controversy or dispute related to or arising under this lock-up agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

Yours very truly,

Name:
Address:

Exhibit D

Form of Lock-Up Agreement

Starwood Property Trust, Inc.

Public Offering of Convertible Senior Notes

June [•], 2023

Goldman, Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

As representative of the several underwriters

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among Starwood Property Trust, Inc., a Maryland corporation (the “Company”), SPT Management, LLC, a Delaware limited liability company (the “Manager”), and you, as representative of the several underwriters named therein (the “Underwriters”), relating to an underwritten public offering (the “Public Offering”) of Convertible Senior Notes of the Company.

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Goldman, Sachs & Co. LLC, offer, sell, contract to sell, pledge or otherwise dispose of or hedge (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than the following dispositions of shares of Common Stock:

(i) transfers of Common Stock that qualify as bona fide gifts or that are made to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); provided, that (a) the representative receives a signed lock-up agreement for the balance of the Lock-Up Period (as it may be extended pursuant to the following paragraph) from the donee or trustee, as the case may be, and (b) such transfers are not required to be reported in any public report or filing with the SEC or otherwise during the Lock-Up Period and are not voluntarily so reported; or

(ii) sales of Common Stock to satisfy tax obligations (withholding or otherwise) of the undersigned in connection with the grant by the Company to the undersigned of equity awards, or the vesting of equity awards granted to, or acquired by the undersigned, in either case pursuant to equity incentive plans existing and as in effect on the date of this lock-up agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Convertible Senior Notes or this lock-up agreement and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Convertible Senior Notes at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The parties hereto acknowledge that (i) the Company has previously granted the Manager 12,456,781 restricted stock units, which units may be settled in shares of Common Stock upon the vesting thereof (“RSUs”), (ii) prior to the commencement of the Lock-Up Period, the Company has issued shares of Common Stock to the Manager in respect of the portion of such RSUs that have previously vested, (iii) during the Lock-Up Period, the Company may issue shares of Common Stock to the Manager in respect of such RSUs that vest during the Lock-Up Period, and (iv) prior to the commencement of the Lock-Up Period, the Manager allocated certain of the shares of Common Stock issued or issuable upon the vesting of such RSUs to certain employees and advisors of the Manager and its affiliates as equity compensation. Therefore, notwithstanding the restrictions set forth in the preceding paragraphs, the Manager may transfer shares of Common Stock issued to it pursuant to clause (ii) or (iii) above to any employees or advisors referred to in clause (iv) above (whether currently employed by, or advising, the Manager or any of its affiliates) during the Lock-Up Period. The parties hereto also acknowledge that during the Lock-Up Period, the Manager may allocate to one or more employees and advisors of the Manager or its affiliates, certain of the shares of Common Stock issued or issuable upon the vesting of the previously granted RSUs as equity compensation. Therefore, notwithstanding the restrictions set forth in the preceding paragraphs, the Manager may allocate shares of Common Stock underlying the previously granted RSUs to any employees and advisors referred to above during the Lock-Up Period.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

This lock-up agreement and any claim, controversy or dispute related to or arising under this lock-up agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

Yours very truly,

Name:
Address:

Exhibit E

Pricing Term Sheet

PRICING TERM SHEET Dated June 22, 2023

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-264946
Supplementing the Preliminary
Prospectus Supplement
dated June 22, 2023 and the
Prospectus dated May 13, 2022

Starwood Property Trust, Inc.

$350,000,000 6.750% Convertible Senior Notes due 2027

This pricing term sheet supplements Starwood Property Trust, Inc.’s preliminary prospectus supplement, dated June 22, 2023 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, relating to the offering of the Notes, and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars. Unless the context otherwise requires, references to “Starwood” or the “Issuer,” “we,” “us” and “our” in this pricing term sheet mean Starwood Property Trust, Inc. and not its subsidiaries.

Issuer:	Starwood Property Trust, Inc., a Maryland corporation

Title of Securities:	6.750% Convertible Senior Notes due 2027 (the “Notes”)

Ticker / Exchange:	STWD / New York Stock Exchange (the “NYSE”)

Securities Offered:	$350,000,000 (or, if the underwriters fully exercise their over- allotment option, $402,500,000) principal amount of Notes

Maturity:	July 15, 2027 unless earlier converted, repurchased or redeemed

Issue Price:	100.00%, plus accrued interest, if any, from July 3, 2023

Price to Underwriters:	97.47%

Use of Proceeds:	We estimate that the net proceeds from this offering will be approximately $340.5 million (or approximately $391.7 million if the underwriters fully exercise their over-allotment option), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to allocate an amount equal to the net proceeds from this offering to finance or refinance, in whole or in part, recently completed or future eligible projects that meet the eligibility criteria described in our Sustainable Finance Framework (such projects, “Eligible Green and/or Social Projects”) in alignment with the four core components of the Green Bond Principles 2021 (with June 2022 Appendix 1), Social Bond Principles 2021 (with June 2022 Appendix 1) and Sustainability Bond Guidelines 2021 as administered by the International Capital Market Association (eligibility criteria from our Sustainable Finance Framework is described below). Net proceeds allocated to previously incurred costs associated with Eligible Green and/or Social Projects will be available for the repayment of indebtedness previously incurred. Pending full allocation of an amount equal to the net proceeds to Eligible Green and/or Social Projects, we intend to use the net proceeds for general corporate purposes, including the repayment of outstanding indebtedness under our repurchase facilities.

Interest:	6.750% per year. Interest will accrue from July 3, 2023 (the scheduled date of original issuance)

Conversion Premium:	Approximately 12.5% above the NYSE last reported sale price on June 22, 2023

Interest Payment Dates:	Each January 15 and July 15, beginning on January 15, 2024

Interest Payment Record Dates:	Each January 1 and July 1

NYSE Last Reported Sale Price on June 22, 2023:	$18.45 per share of the Issuer’s common stock

Initial Conversion Rate:	48.1783 shares of the Issuer’s common stock for each $1,000 principal amount of Notes

Initial Conversion Price:	Approximately $20.76 per share of the Issuer’s common stock

Redemption:	The Issuer may not redeem the Notes prior to April 15, 2027. On or after April 15, 2027, the Issuer may redeem the Notes for cash, in whole or from time to time in part, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Trade Date:	June 23, 2023

Expected Settlement Date:	July 3, 2023 (T + 6)

Joint Book-Running Managers:	Goldman, Sachs & Co. LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., BofA Securities, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC

CUSIP / ISIN:	85571B BA2/ US85571BBA26

Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change:	The following table sets forth the number of additional shares (as defined under “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make- Whole Fundamental Change” in the Preliminary Prospectus Supplement) to be received per $1,000 principal amount of Notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$18.45	$19.00	$19.50	$20.00	$20.76	$21.00	$22.00	$23.00	$25.00	$30.00
July 3, 2023	6.0222	5.0163	4.2041	3.482	2.5424	2.2824	1.3695	0.6970	0.0168	0.0000
July 15, 2024	6.0222	5.0163	4.2041	3.482	2.5424	2.2824	1.3695	0.6970	0.0168	0.0000
July 15, 2025	6.0222	5.0163	4.2041	3.482	2.5424	2.2824	1.3695	0.6970	0.0168	0.0000
July 15, 2026	6.0222	5.0163	4.0569	3.1700	2.0689	1.7805	0.8577	0.3143	0.0016	0.0000
July 15, 2027	6.0222	4.4533	3.1036	1.8215	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $30.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•	if the stock price is less than $18.45 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased on account of a make-whole fundamental change to exceed 54.2005 shares of the Issuer’s common stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under “Description of the Notes—Conversion Rights— Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

General

This communication is intended for the sole use of the person to whom it is provided by the sender.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

The Issuer has filed a registration statement (including a prospectus, dated May 13, 2022, and a preliminary prospectus supplement, dated June 22, 2023) with the Securities and Exchange Commission, or SEC, for the offering of the Notes. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering of the Notes. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, the underwriter or any dealer participating in the offering of the Notes will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request it by contacting Goldman, Sachs & Co. LLC toll-free at (866) 471-2526 or emailing prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 Telephone 866-803-9204; Wells Fargo Securities, Attention: Equity Syndicate Department, 500 West 33rd St. 14th Floor, New York, NY 10001 or (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com; Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 888-603-5847, email: Barclaysprospectus@broadridge.com; BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, or by emailing dg.prospectus_requests@bofa.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (800) 831-9146; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or by phone: 1-866-718-1649.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.